Exhibit 5(b)

[James L. Altman Letterhead]

February 6, 2009

Public Service Company of Colorado
1225 17th Street
Denver, Colorado 80202

Re:                               Registration Statement on Form S-3 of Public Service Company of Colorado

Ladies and Gentlemen:

I am Vice President and Deputy General Counsel of Xcel Energy Inc., a Minnesota corporation (“Xcel Energy”), and, as such, I, and other attorneys in the legal department of Xcel Energy, have acted as counsel for the Public Service Company of Colorado, a Colorado corporation and wholly owned subsidiary of Xcel Energy (the “Company”), in the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed issuance and sale from time to time of the Company’s secured first mortgage bonds (the “First Mortgage Bonds”) and senior unsecured debt securities (the “Debt Securities”) (collectively, the “Securities”).  The Securities may be offered in separate series, in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement and in the Registration Statement.

As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the “Corporate Proceedings”), certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company.

I, or other attorneys in the legal department of Xcel Energy, have examined or are otherwise familiar with the Articles of Incorporation of the Company, the By-Laws of the Company, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing and assumptions that follow, I am of the opinion that:

1.                                       The Company was incorporated and is now a legally existing corporation under the laws of the State of Colorado; and has corporate power, right and authority to create, issue and sell the Securities.

2.                                       When and if (a) the above-mentioned Registration Statement becomes effective pursuant to the provisions of the Securities Act, (b) a supplemental indenture relating to the Securities is duly authorized, executed and delivered and (c) the Securities are duly authorized, executed, authenticated and delivered, and the consideration for the Securities has been received by the Company, all in the manner contemplated by the Prospectus and the Registration Statement, the Securities will have been duly authorized by the Company.

The foregoing opinions assume that (a) the indentures and supplemental indentures have been duly authorized, executed and delivered by all parties thereto other than the Company; (b) the Registration Statement, and any amendments thereto, and order of the Public Utilities Commission of the State of Colorado authorizing the issuance and sale of the Securities shall each be effective; (c) a prospectus supplement describing each series of the Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”) shall be timely filed with the Commission; (d) the definitive terms of each series of the Securities shall have been established in accordance with the authorizing resolutions of the Company’s Board of Directors (or an authorized committee thereof); (e) the resolutions authorizing the Company to issue, offer and sell the Securities shall have been duly adopted by the Company’s Board of Directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (f) at the time of the delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities, none of the particular terms of such Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Colorado.  The opinions herein expressed are limited to the specific issues addressed and to laws existing on the date hereof.  By rendering this opinion, I do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

I hereby consent to the filing of this opinion as Exhibit 5(b) to the Registration Statement and to the reference to my name under the caption “Legal Opinions” in the Prospectus constituting a part of such Registration Statement.  In giving such consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ James L. Altman